                             1997 STOCK OPTION PLAN

                                      FOR

                      RESTAURANT EMPLOYEES AND MANAGEMENT

                                       OF

                               KOO KOO ROO, INC.



          Koo Koo Roo, Inc., a corporation organized under the laws of the State of Delaware, hereby adopts this 1997 Stock Option Plan for Restaurant Employees and Management of Koo Koo Roo, Inc. and its subsidiaries. The purposes of this Plan are as follows:

          (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its Employees by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

          (2) To enable the Company to obtain and retain the services of certain Employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock under options.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 - Board
-----------   -----

     "Board" shall mean the Board of Directors of the Company.
      -----

Section 1.2 - Code
-----------   ----

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

Section 1.3 - Committee
-----------   ---------

     "Committee" shall mean the Board or, if it so designates, a Stock Option
      ---------
Committee of the Board appointed to administer this Plan as provided in Section 6.1.

Section 1.4 - Company
-----------   -------

     "Company" shall mean Koo Koo Roo, Inc., a Delaware Corporation.
      -------

Section 1.5 - Director
-----------   --------

     "Director" shall mean a member of the Board.
      --------

Section 1.6 - Employee
-----------   --------

     "Employee" shall mean any employee (as defined in accordance with the
      --------
regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation or other entity which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.7 - Exchange Act
-----------   ------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

Section 1.8 - Ineligible Employee
-----------   -------------------

     "Ineligible Employee" shall mean, as of a particular date, any Employee if
      -------------------
such Employee is also an officer or Director of the Company on such date.

Section 1.9 - Option
-----------   ------

     "Option" shall mean an option to purchase Common Stock of the Company,
      ------
granted under the Plan. All such "Options" shall constitute "non-qualified" options under the Code.

Section 1.10 - Optionee
------------   --------

     "Optionee" shall mean an Employee to whom an Option is granted under the
      --------
Plan.

Section 1.11 - Parent Corporation
------------   ------------------

     "Parent Corporation" shall mean any corporation in an unbroken chain of
      ------------------
corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.12 - Plan
------------   ----

     "Plan" shall mean this 1997 Stock Option Plan for Restaurant Employees and
      ----
Management of Koo Koo Roo, Inc.

Section 1.13 - Secretary
------------   ---------

     "Secretary" shall mean the Secretary of the Company.
      ---------

Section 1.14 - Securities Act
------------   --------------

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

Section 1.15 - Subsidiary
------------   ----------

     "Subsidiary" shall mean any corporation, partnership, limited liability
      ----------
company or other entity in an unbroken chain beginning with the Company if each of the entities other than the last such entity in the unbroken chain then owns equity interests possessing 50% or more of the total combined voting power of all classes of equity ownership interests in one of the other entities in such chain. A partnership or limited liability shall in any event be deemed a "Subsidiary" for purposes of the Plan if the Company or a Subsidiary is the general partner or managing member thereof, respectively.

Section 1.16 - Termination of Employment
------------   -------------------------

     "Termination of Employment" shall mean the time when the employee-employer
      -------------------------
relationship between the Optionee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

                                 ARTICLE II

                             SHARES SUBJECT TO PLAN
                             ----------------------

Section 2.1 - Shares Subject to Plan
-----------   ----------------------

          The shares of stock subject to Options shall be shares of the Company's $.01 par value Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 750,000.

Section 2.2 - Unexercised Options
-----------   -------------------

          If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

Section 2.3 - Changes in Company's Shares
-----------   ---------------------------

          In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may thereafter be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                  ARTICLE III

                              GRANTING OF OPTIONS
                              -------------------

Section 3.1 - Eligibility
-----------   -----------

          Any Employee of the Company or of any entity which is then a Parent Corporation or a Subsidiary, other than an Ineligible Employee, shall be eligible to be granted Options.

Section 3.2 - Granting of Options
-----------   -------------------

          (a) The Committee shall from time to time, in its absolute discretion:

               (i) Determine which Employees (other than Ineligible Employees) should be granted Options; and

            (ii) Determine the number of shares to be subject to such Options granted to such selected; and

            (iii) Determine the terms and conditions of such Options, consistent with the Plan.

     (b) Upon the selection of an Employee (other than an Ineligible Employee) to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its absolute discretion and on such terms as it deems appropriate, require as a condition to the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised options which have been previously granted to him (whether granted under the Plan or any other stock option plan of the Company). An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered option, may cover the same (or a lesser or greater) number of shares as the surrendered option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered option.

                                   ARTICLE IV

                                TERMS OF OPTIONS
                                ----------------

Section 4.1 - Option Agreement
-----------   ----------------

          Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

Section 4.2 - Option Price
-----------   ------------

          (a) The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall be not less than 100% of the fair market value of such shares on the date such Option is granted.

          (b)  For purposes of the Plan, the "fair market value" of a share of
                                              -----------------
the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last reported sales price (if the Company's Common Stock is then quoted on the Nasdaq National Market) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the

Company's Common Stock on the day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 4.3 - Commencement of Exercisability
-----------   ------------------------------

          (a) Subject to the provisions of Section 4.3(b), Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 4.3(b), accelerate the time at which such Option or any portion thereof may be exercised.

          (b) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 4.4 - Expiration of Options
-----------   ---------------------

          (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

               (i) The expiration of ten years from the date the Option was granted; or

               (ii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

               (iii) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

               (iv) The expiration of one year from the date of the Optionee's death.

          (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason.

Section 4.5 - Consideration
-----------   -------------

          In consideration of the granting of an Option, if the Committee shall request, the Optionee shall agree in the written Stock Option Agreement to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period of time after the Option is granted as the Committee may specify, if any. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause and with or without notice.

Section 4.6 - Adjustments in Outstanding Options
-----------   ----------------------------------

          Subject to the provisions of Section 4.7, in the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share.

Section 4.7 - Merger, Consolidation, Acquisition, Liquidation or Dissolution
-----------   --------------------------------------------------------------

          Notwithstanding the provisions of Section 4.6, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option shall be terminated and cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a) and/or any unsatisfied installment vesting provisions of such Option.

                                   ARTICLE V

                              EXERCISE OF OPTIONS
                              -------------------

Section 5.1 - Person Eligible to Exercise
-----------   ---------------------------

          Except as otherwise expressly permitted by the Committee in its absolute discretion, during the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to such Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 5.2 - Partial Exercise
-----------   ----------------

          At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3 - Manner of Exercise
-----------   ------------------

          An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery of all of the following to the Secretary or his office or that of his designee prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option
Agreement:

          (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

          (b) Full payment for the shares with respect to which such Option or portion is thereby exercised, such payment to be made by cashier's or official bank check or, if then permitted by the Committee, by direct broker payment if the shares of Common Stock issuable upon exercise are to be immediately resold in a market transaction; and

          (c) The payment to the Company (or other employer entity) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee; and

          (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The

Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to the Company's transfer agent and registrar; and

          (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4 - Certain Timing Requirements; Transfer Restrictions
-----------   --------------------------------------------------

          The Committee, in its absolute discretion, may adopt from time to time such policies and procedures establishing "black-out" and "window" periods during which exercise of Options or resale of the related shares of Common Stock are prohibited as it shall deem prudent or advisable to facilitate compliance with all applicable securities laws. The Committee may enforce any such policies by directing that the certificates evidencing shares acquired by exercise of an Option refer to the related restrictions, by imposition of "stock transfer" instructions with the Company's transfer agent and registrar, or otherwise, as it deems appropriate in its absolute discretion.

Section 5.5 - Conditions to Issuance of Stock Certificates
-----------   --------------------------------------------

          The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

Section 5.6 - Rights as Stockholders
-----------   ----------------------

          The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.


                                   ARTICLE VI

                                 ADMINISTRATION
                                 --------------

Section 6.1 - Stock Option Committee
-----------   ----------------------

          The Committee shall be the Board unless and until the Board shall duly constitute a Stock Option Committee expressly for the purpose of administering this particular Plan.

Section 6.2 - Duties and Powers of Committee
-----------   ------------------------------

          It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

Section 6.3 - Majority Rule
-----------   -------------

          The Committee shall act by a majority of its members. The Committee may act either by vote at a meeting or by written instrument signed by the members of the Committee.

Section 6.4 - Compensation; Professional Assistance; Good Faith Actions
-----------   ---------------------------------------------------------

          Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII

                                OTHER PROVISIONS
                                ----------------

Section 7.1 - Options Not Transferable
-----------   ------------------------

          Except as otherwise expressly permitted by the Committee in its absolute discretion, no Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.2 - Amendment, Suspension or Termination of the Plan
-----------   ------------------------------------------------

          The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

Section 7.3 - Effect of Plan Upon Other Option and Compensation Plans
-----------   -------------------------------------------------------

          The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.4 - Titles
-----------   ------

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.5 - Conformity to Securities Laws
-----------   -----------------------------

          The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.


                                   *  *  *  *